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                                                                Exhibit 23.4

[ERNST AND YOUNG LOGO]


     *  Statsautoriserte revisorer          *  Revisornr. og Organisasjonsnr.:
                                               NO 810 718 722
        Ernst & Young AS
        Tullins gate 2                         Tel. +47 2203 6000
        Postboks 6834 St. Olavs plass          Fax  +47 2211 0095
        N-0130 Oslo

          Medlemmer av Norges Statsautoriserte Revisorers Forening



Consent of independent auditors


We consent to the inclusion in this Registration Statement on Form S-1 of our auditors report dated March 29, 1995 and April 22, 1996, on our audit of the financial statements of Nortelco AS and its subsidiaries for the financial years 1994 and 1995. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".


Oslo, February 14, 1997
ERNST & YOUNG AS


/s/ Erland Stenberg
--------------------------
Erland Stenberg
State Authorized Public Accountant (Norway)




                * Arendal, Bergen, Bodo, Bo, Drammen, Eegersund, Finnsnes, Harstad, Holmestrand, Horten, Kongsbrg, Kragero, Kristiansand, Larvik, Lillehammer, Mo i Rana, Moss, Narvik, Notodden, Oslo, Otta, Porsgrunn/Skien, Sandefjord, Sandnessjoen, Sortland, Stavanger, Tromso, Trondheim, Tonsberg, Vikersund, Alesund